Exhibit 99.1

Mace Security International, Inc. Announces Plan to Deregister its Common Stock

HORSHAM, Pa.--(BUSINESS WIRE)--July 24, 2012--Mace Security International, Inc. ("Mace" or the “Company”) (OTCQB: MACE) today announced the Company’s decision to voluntarily suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Company has less than 300 shareholders of record and intends to accomplish the suspension of its reporting obligations by filing a Form 15 with the Securities and Exchange Commission (the “SEC”). Prior to filing the Form 15, the Company will file post-effective amendments that terminate all active registration statements filed under the Securities Act of 1933, as amended. The filings are expected to be complete on or about July 27, 2012. In accordance with Rule 12h-3 of the Exchange Act, the termination of reporting obligations will become final 90 days following the filing of the Form 15 with the SEC. However, the Company’s obligation to file periodic reports and forms with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, will be suspended immediately upon filing of the Form 15. Even though the Company will not be filing financial statements with the SEC, the Company intends to continue to provide its shareholders financial statements, including annual audited financial statements, and periodic disclosures of material events. The Company also intends to post such information within the OTC Markets website.

Following the Form 15 filing, the Company’s common stock, which is currently traded on the OTCQB™ Marketplace, will be eligible for quotation on the OTC Pink Marketplace by broker-dealers. The OTC Pink Marketplace is a centralized quotation service that collects and publishes market maker quotes in Level 2 real time, primarily through its website at www.otcmarkets.com. Although the Company expects to be quoted on the OTC Pink Marketplace, the Company can provide no assurance as to the number of broker-dealers that will continue to make a market in the Company’s common stock, which is a requirement for OTC Pink Marketplace trading.

The Company’s decision to suspend its reporting obligation and deregister its securities was made based primarily on the demands on management’s time and the cost of third party consultants (such as accounting and legal fees) arising from compliance with SEC rules, including Sarbanes-Oxley requirements. The Company is eligible to suspend its reporting obligations because it has fewer than 300 shareholders of record. The Board of Directors believes that the accounting, legal and administrative savings associated with suspension, both in terms of cost and in time, are in the best interests of the shareholders and the Company.

“After careful consideration, the Company took this action because the Board believes the burden of SEC reporting in terms of costs and management time is disproportionate to the benefits of maintaining its SEC registered status. We believe that our shareholders are better served by deregistration, which will allow management to focus on operating the business and working to increase shareholder value,” said Richard A. Barone, the Company’s Chairman of the Board.

John J. McCann, President and Chief Executive Officer of Mace, further stated: “I believe that the Company’s decision to deregister its securities will allow us to accelerate the further planned reduction of our operating expenses through additional headcount reductions and operating location consolidation and provide us additional resources to accelerate our marketing and sales plan. With this focus on increasing sales and accelerating overhead reductions and operating efficiencies, we are getting closer to our goal of being profitable.”

About Mace

Mace Security International, Inc. (OTCQB: MACE) is the manufacturer of personal defense and electronic surveillance products marketed under the famous brand name Mace®, and is the owner and operator of a wholesale central monitoring station. Mace’s web site is www.mace.com.

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “projected,” “intend to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, our ability to compete with competitors, dilution to shareholders, and limited capital resources. A discussion of factors that could materially adversely affect the Company’s financial performance and cause actual results for future periods to differ materially from the statements expressed within this press release, and management's opinions, projections, forecasts, estimates and expectations are contained under the heading “Risk Factors” in Mace’s SEC filings, including its registration statements and its periodic reports on Form 10-K and Form 10-Q. This press release should also be read in conjunction with the financial statements and notes contained in Mace’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

CONTACT:
Mace Security International, Inc.
John J. McCann, President and Chief Executive Officer
216-839-5122
john@mace.com